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                                                         Exhibit 23(e)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Union Planters Corporation of our report dated February 16, 1993 on the consolidated financial statements of Garrett Bancshares, Inc. appearing in Union Planters Corporation's current report on Form 8K dated September 27, 1993. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Heathcott & Mullaly
Brentwood, Tennessee
January 12, 1994